EXHIBIT 8

                     AMENDED AND RESTATED PLEDGE AGREEMENT

This AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement"), dated as of April 12, 2002, is made by Universal Equities Consolidated LLC, a Nevada limited liability company (the "Universal Pledgor"), and Thorn Tree Resources LLC, a Delaware limited liability company (the "Thorn Tree Pledgor," and together with the Universal Pledgor, the "Pledgors"), to Sixth Avenue Associates LLC, a Delaware limited liability company ("Sixth Avenue"), Equistar Consolidated Holdings LLC, a Nevada limited liability company ("Equistar"), The Cornerhouse Limited Partnership, a New York limited partnership ("Cornerhouse"), The Winsome Limited Partnership, a New York limited partnership ("Winsome"), and David H. Peipers, an individual ("DHP," and together with Equistar, Cornerhouse and Winsome, the "DHP Secured Parties," and together with Sixth Avenue, the "Secured Parties"), and to DHP, in his capacity as agent for the Secured Parties (the "Pledge Agent") amends and restates the Bank Pledge Agreements (as defined herein). Capitalized terms used herein without definition shall have the same meaning ascribed to such terms in the Settlement Agreement, dated April 12, 2002 (the "Settlement Agreement"), by and among Emex Corporation, a Nevada corporation (the "Corporation"), Sixth Avenue, Cornerhouse, Winsome, DHP, the Thorn Tree Pledgor, the Universal Pledgor, Vincent P. Iannazzo ("Iannazzo"), Milton E. Stanson ("Stanson"), Equistar and Ms. Dorothy D. Eweson ("Ms. Eweson").

     A. The Universal Pledgor is the record owner of 12,257,100 shares (the "Universal Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation.

     B. The Thorn Tree Pledgor is the record owner of 12,257,100 shares (the "Thorn Tree Shares") of Common Stock.

     C. Each of the Universal Pledgor and the Thorn Tree Pledgor owns a 50% interest in Equistar.

     D. Equistar owes Sixth Avenue the Sixth Avenue Debt and (i) the Universal Pledgor has pledged 11,957,100 shares of Common Stock and any and all stock dividends paid and payable to the Universal Pledgor with respect to the Common Stock (the "Universal Pledged Shares") to Sixth Avenue and (ii) the Thorn Tree Pledgor has pledged 12,257,100 shares of Common Stock and any and all stock dividends paid and payable to the Thorn Tree Pledgor with respect to the Common Stock (the "Thorn Tree Pledged Shares," and together with the Universal Pledged Shares, the "Pledged Shares") to Sixth Avenue ((i) and (ii) together, the "Sixth Avenue Pledge").

     E. The Universal Pledgor owes DHP, Winsome and Cornerhouse the DHP Debt.

     F. The Universal Pledgor owes Equistar the Equistar Debt.

     G. The Pledgors pledged the Pledged Shares and any and all stock dividends paid and payable thereon to J.P. Morgan Chase Bank and HSBC Bank USA as security for the debt

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owed to such banks by Equistar, and Sixth Avenue was subsequently subrogated to the rights of the banks under (i) the Stock Pledge Agreement, dated as of September 29, 2000, from the Universal Pledgor and the Thorn Tree Pledgor, as Grantors, to HSBC USA, as Secured Party, (ii) the Collateral Agreement by and between The Chase Manhattan Bank and the Thorn Tree Pledgor, dated as of September 29, 2000, and (iii) the Collateral Agreement by and between the Universal Pledgor and The Chase Manhattan Bank, dated as of September 29, 2000 (collectively, the "Bank Pledge Agreements"), and is currently the secured party thereunder with respect to the Pledged Shares.

     NOW, THEREFORE, in consideration of the premises, the Pledgors hereby agree with the Secured Parties for their benefit as follows:

                                   ARTICLE I

                            PRIOR AGREEMENTS; PLEDGE

     1.1 Prior Agreements. This Agreement, together with the Settlement Agreement and the Registration Rights Agreement by and among the parties hereto, dated the date hereof (the "Registration Rights Agreement"), shall supercede all pledge agreements, settlement agreements and discussions relating to the subject matter hereof. This Agreement amends and restates the Bank Pledge Agreements.

     1.2 Pledge. The Pledgors pledge and grant, first to Sixth Avenue, and second, with respect to the Universal Pledgor, to the DHP Secured Parties, a continuing security interest in the following (with respect to the Universal Pledgor, the "Universal Pledged Collateral," with respect to the Thorn Tree Pledgor, the "Thorn Tree Pledged Collateral," and together, the "Pledged Collateral"):

         (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares;

         (b) other than the Universal Retained Shares and the Released Shares, all additional shares of stock of the Corporation from time to time acquired by the Pledgors in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

     (c) all proceeds of any of the foregoing.

                                   ARTICLE II

                            SECURITY FOR OBLIGATIONS

     This Agreement secures and the Universal Pledged Collateral or the Thorn Tree Pledged

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Collateral, as applicable, is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of, first, the Sixth Avenue Debt, and, second, with respect to the Universal Pledged Collateral and after the satisfaction in full in cash (for the purposes of this Agreement and the Settlement Agreement, cash shall be deemed to include any Pledged Shares retained in satisfaction of any outstanding obligations in accordance with Section 1(o) of the Settlement Agreement) of the portion of the Sixth Avenue Debt which constitutes a Universal Obligation, the DHP Debt and the Equistar Debt outstanding now or hereafter arising, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to such Pledgor, would accrue on such obligations), or payments of fees, expenses or otherwise, and all obligations now or hereafter arising under this Agreement (all such obligations with respect to the Universal Pledgor being the "Universal Obligations," all such obligations with respect to the Thorn Tree Pledgor being the "Thorn Tree Obligations" and, together, the "Pledgor Obligations"). The parties acknowledge that all of the Pledgor Obligations are currently due and payable and will be repaid in accordance with, and subject to, the Settlement Agreement and this Agreement. Further, the parties agree that the DHP Secured Parties shall not have any rights under this Agreement until the portion of the Sixth Avenue Debt that constitutes a Universal Obligation is satisfied in full in cash.

                                  ARTICLE III

                         DELIVERY OF PLEDGED COLLATERAL

     3.1 Delivery of Pledged Collateral to Sixth Avenue. (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Sixth Avenue pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Sixth Avenue.

         (b) With respect to any Pledged Collateral in which any Pledgor has any right, title or interest and that constitutes an uncertificated security, such Pledgor shall cause the issuer thereof either (i) to register Sixth Avenue as the registered owner of such security or (ii) to agree in writing with such Pledgor and Sixth Avenue that such issuer will comply with instructions with respect to such security originated by Sixth Avenue without further consent of such Pledgor, such agreement to be in form and substance reasonably satisfactory to Sixth Avenue.

     3.2 Upon the satisfaction in full in cash of (i) the portion of the Sixth Avenue Debt that constitutes a Universal Obligation, Sixth Avenue shall deliver all certificates or instruments representing or evidencing the Universal Pledged Collateral to the Pledge Agent who will hold the Universal Pledged Collateral on behalf of the DHP Secured Parties pursuant to this Agreement and the Settlement Agreement, and such certificates and instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and shall be accompanied by duly executed voting proxies in blank, all in form and substance reasonably satisfactory to the Pledge Agent and (ii) the portion

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of the Sixth Avenue Debt attributable to the Thorn Tree Parties, the Thorn Tree
Pledged Collateral shall be released from the pledge established hereunder, and Sixth Avenue shall deliver all share certificates or instruments representing or evidencing the Thorn Tree Pledged Collateral to the Thorn Tree Pledgor. The DHP Secured Parties shall also have the right to appoint one or more agents for the purpose of retaining physical possession of the Universal Pledged Collateral. In addition, the DHP Secured Parties shall have the right at any time (a) to transfer to, or register in the names of the DHP Secured Parties or any of their nominees the instruments evidencing all or any of their interests in and rights to the Universal Pledged Collateral in accordance with and subject only to the Universal Pledgor's rights under Section 7.2 of this Agreement and the Settlement Agreement; and (b) to exchange certificates or instruments representing or evidencing the Universal Pledged Collateral for certificates or instrument evidencing larger or smaller denominations.

                                   ARTICLE IV

                            UNCERTIFICATED SECURITIES

     Notwithstanding anything to the contrary in Article I and Article III hereof, if any of the Pledged Collateral (whether now owned or hereafter acquired) is evidenced by an uncertificated security, the relevant Pledgor shall promptly notify Sixth Avenue or the DHP Secured Parties, as the case may be, thereof and shall promptly take all actions required to perfect the security interest of such Secured Party therein under applicable law (including, in any event, under applicable provisions of the New York Uniform Commercial Code). Each Pledgor further agrees to take such actions as the Secured Parties deem necessary or desirable to effect the foregoing and to permit the Secured Parties to exercise their rights and remedies hereunder, and each Pledgor agrees to provide an opinion of counsel satisfactory to the Secured Parties with respect to any such pledge of uncertificated securities promptly upon request of the Secured Parties.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Each Pledgor represents and warrants as follows:

     5.1 Validity of Collateral. The Universal Pledged Shares or the Thorn Tree Pledged Shares, as applicable, have been duly authorized and validly issued and are fully paid and non-assessable.

     5.2 Title to Collateral. Each Pledgor is the sole legal and beneficial owner of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, free and clear of any lien, except for the liens created under the Bank Pledge Agreements, which liens shall be superceded by the liens created hereunder.

     5.3 Power and Authority. Each Pledgor has full power, authority and legal right to pledge all of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, pursuant to this Agreement, and the execution and delivery of this Agreement has been

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duly authorized by each Pledgor.

     5.4 Perfection and Priority. (a) The pledge of the Universal Pledged Collateral by the Universal Pledgor pursuant to this Agreement creates a valid and perfected first priority security interest in the Universal Pledged Collateral in favor of Sixth Avenue, securing the full satisfaction in cash of the portion of the Sixth Avenue Debt which constitutes a Universal Obligation. Following the full satisfaction in cash of the portion of the Sixth Avenue Debt which constitutes a Universal Obligation, the pledge of the Universal Pledged Collateral by the Universal Pledgor pursuant to this Agreement will create a valid and perfected first priority security interest in the Universal Pledged Collateral in favor of the DHP Secured Parties, securing the full satisfaction in cash of the DHP Debt and the Equistar Debt.

         (b) The pledge of the Thorn Tree Pledged Collateral by the Thorn Tree Pledgor pursuant to this Agreement creates a valid and perfected first priority security interest in the Thorn Tree Pledged Collateral in favor of Sixth Avenue, securing the full satisfaction in cash of the portion of the Sixth Avenue Debt attributable to the Thorn Tree Parties.

     5.5 No Required Authorizations. Other than as required by Section 13(d) of the Exchange Act of 1934, as amended, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by a Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by a Pledgor, or (ii) for the exercise by the Secured Parties of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally, all of which authorizations, approvals, notices or filings have been, or upon request of the Secured Parties will be, made).

                                   ARTICLE VI

                              COVENANTS OF PLEDGOR

     6.1 Protection of Security and Legal Proceedings. Each Pledgor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interests of the Secured Parties in the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, and the perfection and priority thereof against all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing. Each Pledgor shall promptly reimburse the Secured Parties for all sums, including costs, expenses and actual attorneys' fees, which the Secured Parties may pay or incur in defending, protecting or enforcing their security interest in the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, or the perfection or priority thereof, or in discharging any prior or subsequent lien or adverse claim against the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, or the rights of the Secured Parties therein, all of which actions each Pledgor hereby agrees that the Secured Parties shall have the right to take in their sole and absolute discretion.

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     6.2 Notification. Each Pledgor shall promptly notify the Secured Parties in writing of any event which affects the value of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, the ability of each Pledgor or the Secured Parties to dispose of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, or the rights and remedies of the Secured Parties in relation thereto, including, but not limited to, the levy of any legal process against the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, and the adoption of any order, arrangement or procedure affecting the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, whether governmental or otherwise.

     6.3 Further Assurances. Each Pledgor shall at any time and from time to time, at the expense of such Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and to enforce their rights and remedies hereunder with respect to any of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be.

                                  ARTICLE VII

                         VOTING RIGHTS; DIVIDENDS; ETC.

     7.1 Voting Rights. During the term of this Agreement, Sixth Avenue and the Pledge Agent, on behalf of the DHP Secured Parties, as the case may be, shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose pursuant to those certain Irrevocable Proxies concurrently executed with the Settlement Agreement.

     7.2 Dividends. Any and all

               (i) dividends paid or payable other than in cash or cash equivalents in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

               (ii) dividends and other distributions paid or payable in cash or cash equivalents in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

               (iii) cash or cash equivalents paid, payable or otherwise distributed in respect of any Pledged Collateral, subject to the Settlement Agreement;

shall be forthwith delivered to Sixth Avenue or the DHP Secured Parties, as applicable, to hold as Pledged Collateral, and shall, if received by a Pledgor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Sixth Avenue or the DHP Secured Parties, as applicable, as Pledged Collateral in the same form as so received (with any necessary endorsements).

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     7.3 Transfer of Collateral. Upon the occurrence of an Event of Default,
Sixth Avenue or the DHP Secured Parties, as applicable, shall have the right to have the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, transferred into the names of Sixth Avenue or the DHP Secured Parties, as applicable, to be disposed of in accordance with Article XIII of this Agreement.

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

     Except pursuant to the Settlement Agreement, a Pledgor shall not (i) sell, assign, transfer, exchange, lease, lend or otherwise dispose of (directly or indirectly, voluntarily, involuntarily, by operation of law or otherwise), or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien on or with respect to any of the Pledged Collateral, except for the lien in favor of the Secured Parties. The inclusion of "proceeds" as a component of the Pledged Collateral shall not be deemed a consent by the Secured Parties to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Pledged Collateral.

                                   ARTICLE IX

                   SECURED PARTIES APPOINTED ATTORNEY-IN-FACT

     Each Pledgor hereby appoints the Secured Parties the Pledgor's attorneys-in-fact with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Parties' sole and absolute discretion to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to a Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Settlement Agreement. Each Pledgor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.

                                   ARTICLE X

                           SECURED PARTIES MAY PERFORM

     If a Pledgor fails to perform any agreement contained herein, the Secured Parties may perform or cause the performance of such agreement, and the expenses of the Secured Parties incurred in connection therewith shall be payable by such Pledgor under Article XV. However, nothing in this Agreement shall obligate the Secured Parties to so act.

                                   ARTICLE XI

                                EVENT OF DEFAULT


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     For purposes of this Agreement, "Event of Default" with respect to either the Universal Pledgor or the Thorn Tree Pledgor shall mean: (i) the completion of the Standstill Period prior to the satisfaction in full in cash in accordance with the Settlement Agreement of the Universal Obligations or the Thorn Tree Obligations, as the case may be, and (ii) a material breach by either Pledgor of any provision of this Agreement or the Settlement Agreement.

                                  ARTICLE XII

                                 REASONABLE CARE

     The Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Parties accord their own property, it being understood that the Secured Parties shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Parties have or are deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                                  ARTICLE XIII

                              REMEDIES UPON DEFAULT

     If any Event of Default shall have occurred, subject to the requirements of the Settlement Agreement and the Secured Parties' obtaining any necessary governmental approvals:

     13.1 Exercise of Rights. The Secured Parties may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Secured Parties may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Secured Parties' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties in their sole and absolute discretion may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Parties accept the first offer received and do not offer such Pledged Collateral to more than one offeree, and in all events such sale shall be

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deemed to be commercially reasonable. At any such public sale, the Secured
Parties may be the purchasers of the Pledged Collateral.

     13.2 Securities Laws. The Pledgor recognizes that by reason of certain prohibitions contained in the Securities Act of 1933, as amended, (the "Securities Act") and applicable state securities laws, the Secured Parties may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Parties than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Parties shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Pledgor would agree to do so.

     13.3 Further Information. If the Secured Parties determine to exercise their right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall, and shall cause each issuer of any Pledged Collateral to be sold hereunder, from time to time, to furnish to the Secured Parties all such information as the Secured Parties may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Secured Parties as exempt transactions under the Securities Act and the rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.

     13.4 Cash Collateral. Prior to any Event of Default, all cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Parties pursuant to Article XV) in whole or in part by the Secured Parties against all or any part of the Pledgor Obligations in such order as the Secured Parties shall elect. After such application and after payment by the Secured Parties of any other amount required by law, any surplus of such cash or cash proceeds held by the Secured Parties and then remaining shall be paid over to such Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     13.5 Other Remedies. Subject to the Settlement Agreement, the Secured Parties shall not be obligated to resort to their rights or remedies with respect to any other security for or guaranty or payment of the Pledgor Obligations before resorting to their rights and remedies against the relevant Pledgor hereunder. All rights and remedies of the Secured Parties shall be cumulative and not in the alternative.

     13.6 Further Assurances. Subject to the Settlement Agreement, each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Collateral pursuant to this Article XIII

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valid and binding and in compliance with any and all applicable requirements of law. Each Pledgor further agrees that a material breach of any of its covenants contained in this Article XIII will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Article XIII shall be specifically enforceable against such Pledgor. Each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                                  ARTICLE XIV

                          LIABILITY AND INDEMNIFICATION

     The Secured Parties shall not be liable to a Pledgor for any act or omission by the Secured Parties unless the Secured Parties' conduct constitutes willful misconduct or gross negligence. Each Pledgor shall indemnify and hold the Secured Parties harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (i) any action taken or any omission by the Secured Parties with respect to this Agreement, provided that the Secured Parties conduct does not constitute willful misconduct or gross negligence and (ii) any claims arising out of such Pledgor's ownership of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be, or the Secured Parties' security interest therein.

                                   ARTICLE XV

                                    EXPENSES

     Each Pledgor shall upon demand pay to the Secured Parties the amount of any and all expenses, including the fees and expenses of their counsel and of any experts and agents except as otherwise provided in the Registration Rights Agreement, which the Secured Parties may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Universal Pledged Collateral or the Thorn Tree Pledged Collateral, as the case may be; (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder; and (iii) the failure by a Pledgor to perform or observe any of the provisions of this Agreement. All obligations of each Pledgor hereunder shall be several and not joint, including, without limitation, obligations relating to indemnification and expenses.

                                  ARTICLE XVI

                           SECURITY INTEREST ABSOLUTE

     All rights of the Secured Parties and security interests hereunder, and all the Pledgor Obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Settlement Agreement, the Pledgor Obligations or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Pledgor Obligations, or any other amendment or waiver of or any consent to any departure from the Settlement Agreement or any

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other agreement or instrument relating thereto; (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Pledgor Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or a third party pledgor.

                                  ARTICLE XVII

                               AMENDMENTS, WAIVER

     No amendment or waiver of any provision of this Agreement nor consent to any departure by a Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by each of the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                 ARTICLE XVIII

                                     NOTICES

     All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by courier or other means of personal service, or if sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by overnight courier, addressed to:


                         if to the Universal Pledgor:

                              Universal Equities Consolidated LLC
                              Twin Bridges Closters Dock Road
                              Alpine, New Jersey 07620
                              Attention: Vincent P. Iannazzo - Milton E. Stanson
                              Telephone: 201-750-2345
                              Telecopier: 201-750-2361

                         with copies to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, NY 10019
                              Attention: Judith R. Thoyer, Esq.
                              Telephone: 212-373-3002
                              Telecopier: 212-757-3990

                              Bressler Amery & Ross
                              325 Columbia Turnpike
                              Florham Park, New Jersey 07932
                              Attention: Lawrence Ross, Esq.

                              Telephone: 973-966-9672
                              Telecopier: 973-514-1660

                         if to the Thorn Tree Pledgor:

                              Thorn Tree Resources LLC
                              888 Seventh Avenue, Suite 1608
                              New York, New York 10106
                              Attention: David H. Peipers
                              Telephone: 212-489-2288
                              Telecopier: 212-489-2002

                         with a copy to:

                              Kronish Lieb Weiner & Hellman LLP
                              1114 Avenue of the Americas
                              New York, New York 10036
                              Attention: Ralph J. Sutcliffe, Esq.
                              Telephone: 212-479-6170
                              Telecopier: 212-479-6275

                         if to Sixth Avenue:

                              c/o Keswick Management Inc.
                              1330 Avenue of the Americas, 27th floor
                              New York, New York 10019
                              Attention: Crosby Smith
                              Telephone: 212-315-8340
                              Telecopier: 212-315-8349

                         with a copy to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, New York 10022
                              Attention: Reade H. Ryan, Jr., Esq.
                              Telephone: 212-848-7322
                              Telecopier: 212-848-7179

                         if to the DHP Secured Parties:

                              David H. Peipers
                              888 7th Avenue, Suite 1608
                              New York, NY 10106
                              Telephone: 212-489-2288

                              Telecopier: 212-489-2002


                         with a copy to:

                              Kronish Lieb Weiner & Hellman LLP
                              1114 Avenue of the Americas
                              New York, New York 10036
                              Attention: Ralph J. Sutcliffe, Esq.
                              Telephone: 212-479-6170
                              Telecopier: 212-479-6275

All notices, requests and other communications shall be deemed received on the date of actual receipt as evidenced by written receipt, acknowledgement or other evidence of actual receipt. Any party may change its address for notices by notice to the other parties as provided in this Article.

                                  ARTICLE XIX

             CONTINUING SECURITY INTEREST; ASSIGNMENT OF OBLIGATIONS

     This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until satisfaction in full in cash of the Pledgor Obligations as set forth herein and in accordance with the Settlement Agreement; (ii) be binding upon each Pledgor and each Pledgor's successors and assigns; (iii) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns; (iv) constitute, along with the Settlement Agreement and the Registration Rights Agreement, the entire agreement between the Pledgors and the Secured Parties with respect to the pledges created hereunder; and (v) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (iii), the Secured Parties may, in accordance with the Settlement Agreement, assign or otherwise transfer any portion of the Pledgor Obligations to any other person or entity, and such other person or entity shall thereupon become, subject to the terms and provisions hereof and of the Settlement Agreement, vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise.

                                   ARTICLE XX

                              RETURN OF COLLATERAL

     Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Pledged Collateral known to the Secured Parties, and subject to the direction of a court of competent jurisdiction, upon satisfaction in full in cash in accordance with the Settlement Agreement of the Pledgor Obligations as set forth herein and in accordance with the Settlement Agreement, the Pledgors shall be entitled to return of the Pledged Collateral in the possession of the Secured Parties; provided, however that while a petition in bankruptcy is pending with respect to the Corporation or any of the Pledgors, the Secured Parties shall not be obligated to return to the Pledgors or deliver to the holder of any subordinate lien any such Pledged Collateral until they are satisfied that all amounts with respect to the Pledgor Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise; provided, further, that if creditors of the Corporation or any of the Pledgors assert claims in writing with respect to the Pledged Collateral, the Secured Parties shall deposit the Pledged Collateral with the Clerk of the Court of any federal or state court then having jurisdiction over an interpleader action with respect to the Pledged Collateral. Sixth Avenue or the DHP Secured Parties, as applicable, shall give written notice of any such deposit to the Universal Pledgor and the Thorn Tree Pledgor. Upon such deposit in accordance with the provisions of this Article XX, Sixth Avenue and/or the DHP Secured Parties, as applicable, shall be relieved and discharged of all further obligations with respect to the Pledged Collateral and all further obligations and liability to the Pledgors with respect to its obligations under this Agreement.

     The return of the Pledged Collateral, however effected, shall be without recourse to the Secured Parties, and the Secured Parties shall be entitled to receive appropriate documentation to such effect. The return of the Pledged Collateral shall be effected without representation or warranty and shall not entitle a Pledgor to any right to any endorsement, except that if any of the Pledged Collateral has been transferred into the name of any Secured Party such Secured Party shall endorse it without recourse.

                                  ARTICLE XXI

                           APPOINTMENT OF PLEDGE AGENT

     The DHP Secured Parties hereby appoint DHP as Pledge Agent and authorize DHP to exercise all power and authority granted to the DHP Secured Parties pursuant to this Agreement. The Pledge Agent shall not incur liability for any action or omission to act by him unless the Pledge Agent's conduct constitutes willful misconduct or gross negligence. The Secured Parties shall jointly and severally indemnify and hold the Pledge Agent harmless from and against all judgments, costs, claims, losses, liability and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with the Pledge Agent's actions or inactions with respect to this Agreement.

                                  ARTICLE XXII

                              GOVERNING LAW; VENUE

     This Agreement shall be construed and interpreted in accordance with the laws of the State of New York. Any suit brought herein shall be brought in the state or federal courts sitting in New York, New York, the parties hereto waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over such party and consents to service of process by any means authorized by New York law.

                                 ARTICLE XXIII

                             WAIVER OF TRIAL BY JURY

     The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any right that they may have to trail by jury of any claim or cause of action, or in any legal proceeding, directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based on contract, tort or any other theory). Each party (A) certified that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties have been induced to enters into this Agreement by, among other things, the mutual waivers and certifications in this Article XXII.

     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    PLEDGORS


                                    UNIVERSAL EQUITIES CONSOLIDATED LLC


                                    By: /s/  Vincent P. Iannazzo
                                        -------------------------------------
                                        Name: Vincent P. Iannazzo
                                        Title: Chairman

                                    By: /s/  Milton E. Stanson
                                        -------------------------------------
                                        Name: Milton E. Stanson
                                        Title: Manager

                                    THORN TREE RESOURCES LLC


                                    By: /s/ David H. Peipers
                                        -------------------------------------
                                        Name:   David H. Peipers
                                        Title:  Manager


                                    SECURED PARTIES


                                    SIXTH AVENUE ASSOCIATES


                                    By: /s/ Crosby R. Smith
                                        -------------------------------------
                                        Name: Crosby R. Smith
                                        Title: Vice President


                                    By: /s/ Lawrence R. Glenn
                                        -------------------------------------
                                        Name: Lawrence R. Glenn
                                        Title: Manager


                                    EQUISTAR CONSOLIDATED HOLDINGS LLC


                                    By: /s/ Milton E. Stanson
                                        -------------------------------------
                                        Name: Milton E. Stanson
                                        Title: Manager

                                    DAVID H. PEIPERS

                                    /s/ David H. Peipers
                                    -----------------------------------------
                                    David H. Peipers


                                    THE CORNERHOUSE LIMITED PARTNERSHIP


                                    By: /s/ David H. Peipers
                                        -------------------------------------
                                        Name:  David H. Peipers
                                        Title: General Manager


                                    THE WINSOME LIMITED PARTNERSHIP


                                    By: /s/ David H. Peipers
                                        -------------------------------------
                                        Name:  David H. Peipers
                                        Title: General Partner

                          ACKNOWLEDGEMENT AND CONSENT

     The Corporation referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Corporation agrees to notify the Secured Parties promptly in writing of the occurrence of any of the events described in Section 7.2 of the Pledge Agreement.

                                    EMEX CORPORATION


                                    By: /s/ Walter W. Tyler
                                       -------------------------------------
                                       Name: Walter W. Tyler
                                       Title: President & CEO


                                    Address for Notices:

                                    Emex Corporation
                                    12600 West Colfax Avenue, Suite C-500
                                    Lakewood, Colorado 80215
                                    Attention:
                                    Telephone:
                                    Telecopier: